Exhibit 99.1

Golden Nugget Online Gaming, Inc. Reports Financial Results for the Fourth Quarter and Year Ended December 31, 2020

Houston (March 23, 2021) – Golden Nugget Online Gaming, Inc. (Nasdaq: GNOG) (the “Company”) today reported its financial results for the fourth quarter and for the year ended December 31, 2020.

Fourth Quarter Highlights

-	Revenues were $23.0 million, representing an increase of 47.9% over the prior year.
-	Operating income of $2.0 million after acquisition transaction related expenses of $4.1 million.
-	Net loss of $34.2 million after acquisition transaction and debt extinguishment related expenses totaling $37.8 million.
-	Adjusted EBITDA of $6.2 million

Full Year Highlights

-	Revenues were $91.1 million, an increase of 64.4% over 2019.
-	Operating income of $24.5 million after acquisition transaction related expenses of $4.1 million.
-	Net loss of $31.7 million after acquisition transaction and debt extinguishment related expenses totaling $37.8 million.
-	Adjusted EBITDA of $28.9 million.

Revenues for the three months ended December 31, 2020, totaled $23.0 million, as compared to $15.6 million for the three months ended December 31, 2019. Net loss was $34.2 million, compared to net income of $3.2 million in the prior year comparable period. Adjusted EBITDA, as defined below, for the three months ended December 31, 2020 was $6.2 million compared to $4.8 million last year. Results for the fourth quarter of 2020 reflect interest expense associated with the term loan credit agreement entered into on April 28, 2020. Additionally, our fourth quarter results reflect costs associated with the completion of the acquisition transaction (the “Acquisition Transaction”) with Golden Nugget Online Gaming, LLC (“Old GNOG”), as well as debt extinguishment costs associated with the repayment of $150.0 million of their term loan. Acquisition transaction related expenses totaled $4.1 million, debt extinguishment expenses totaled $25.4 million and the accelerated amortization of deferred loan costs and debt premium associated with the extinguishment totaled $8.3 million.

Revenues for the year ended December 31, 2020 were $91.1 million, as compared to $55.4 million for the year ended December 31, 2019. Net loss for the year totaled $31.7 million, compared to net income in the prior year of $11.7 million. Adjusted EBITDA, as defined below, for the year ended December 31, 2020 was $28.9 million compared $17.8 million in the previous year. Results for the year ended December 31, 2020 reflect interest expense associated with the term loan credit agreement entered into on April 28, 2020. Additionally, results for the year ended December 31, 2020 reflect costs associated with the completion of the Acquisition Transaction with Old GNOG, as well as debt extinguishment costs associated with the repayment of $150.0 million of their term loan. Acquisition transaction related expenses totaled $4.1 million, debt extinguishment expenses totaled $25.4 million and the accelerated amortization of deferred loan costs and debt premium associated with the extinguishment totaled $8.3 million.

President, Thomas Winter commented “We are extremely proud of everything achieved by Golden Nugget Online Gaming in what was a challenging year for everyone. We completed our public listing and our business grew faster than ever before while maintaining high levels of profit margins. We view 2020 as a year that validates our iGaming focused strategy and, combined with our increasing market access footprint, gives us conviction in our ability to take advantage of what we believe could ultimately be a $30.0 billion market opportunity.”

Chairman and Chief Executive Officer, Tilman Fertitta added “The large and long-tailed opportunity for iGaming paired with the strategic benefits GNOG has within the Golden Nugget and Landry’s network is a powerful combination. I echo Thomas’ enthusiasm and excitement for the future and thank him and the entire Golden Nugget Online Gaming team for an incredible 2020 and everything that lies ahead.”

Business Update

-	Completed our public listing on December 29, 2021.
-	Launched our online casino and sportsbook in Michigan on January 22, 2021, in partnership with the Ojibwa casino.
-	Launched a new version of our online sportsbook in New Jersey on March 4, powered by the award-winning OpenSports platform, from Scientific Games Digital.
-	Secured market access in Illinois to offer online sports betting and, if permitted in the future, online casino wagering, subject to regulatory approvals.
-	Secured market access in West Virginia to offer mobile sports and online casino wagering through an agreement with the Greenbriar Hotel Corporation, subject to regulatory approvals.
-	Secured market access in New York for online casino wagering, subject to legislation, regulatory approval, license eligibility and availability.
-	Secured an online sports betting temporary permit in Virginia.
-	Completed the redemption of our public warrants on March 8, 2021, which resulted in total cash proceeds to the Company of $110.2 million.

Conference Call Details

A conference call for investors will be held Tuesday, March 23, 2021, at 4:00 p.m. Central Time to discuss the Company's fourth quarter and full year end 2020 results.

The call can be accessed live over the telephone by dialing (720) 452-9102 and reference confirmation code 8375099. A replay of the call will be available on the Company's website https://www.gnoginc.com

About GNOG

Golden Nugget Online Gaming, Inc. is a leading online gaming company that is considered a market leader by its peers and was first to bring Live Dealer and Live Casino Floor to the United States online gaming market. GNOG was the recipient of 15 eGaming Review North America Awards, including the coveted "Operator of the Year" award in 2017, 2018, 2019 and 2020.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including guidance, our expected results of operations or financial condition, business strategy and plans, user growth and engagement, product initiatives, and objectives of management for future operations, and the impact of COVID-19 on our business and the economy as a whole, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as "anticipate," "believe," "contemplate," "continue," "could," "estimate," "expect," "expectations," "forecast," "going to," "intend," "may," "plan," "potential," "predict," "project," "propose," "should," "target," "will," or "would" or the negative of these words or other similar terms or expressions. We caution you that the foregoing may not include all of the forward-looking statements made in this press release.

The financial results included in this press release are preliminary, estimated and unaudited. The preliminary financial results included in this press release reflect management’s estimates based solely upon information available to management as of the date of this press release and are subject to change upon the completion of GNOG’s financial closing procedures, final adjustments and other developments, including audit and review by GNOG’s independent registered public accounting firm, that may arise between now and the time the financial results for the fourth quarter and year-end are finalized. During the course of that process, GNOG may identify items that would require it to make adjustments, which may be material, to the information in this press release. As a result, the preliminary unaudited financial information included in this press release is forward-looking information and is subject to risks and uncertainties, including possible material adjustments to the preliminary financial information and the other risks and uncertainties described below under “Forward-Looking Statements.” Accordingly, you should not place undue reliance on these estimates. The information presented herein should not be considered a substitute for the financial information to be filed with the SEC in GNOG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 once it becomes available.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends, including the ongoing COVID-19 pandemic that we believe may affect our business, financial condition, results of operations, and prospects. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside GNOG's control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the inability to recognize the anticipated benefits of GNOG's acquisition transaction; costs related to the acquisition transaction; the inability to maintain the listing of GNOG's shares on Nasdaq; GNOG's ability to manage growth; GNOG's ability to execute its business plan and meet its projections; potential litigation involving GNOG; changes in applicable laws or regulations, particularly with respect to gaming; general economic and market conditions impacting demand for GNOG's products and services, and in particular economic and market conditions in the media / entertainment / gaming / software industry in the markets in which GNOG's operates; the potential adverse effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets, general economic conditions, unemployment and GNOG's liquidity, operations and personnel, as well as risks, uncertainties, and other factors described in the section entitled "Risk Factors" in GNOG's filings with the SEC, which are available on the SEC's website at www.sec.gov. Additional information will be made available in other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, including future developments related to the COVID-19 pandemic, except as required by law.

Golden Nugget Online Gaming, Inc.

Unaudited

Consolidated Statement of Operations

(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenues
Gaming	$20,029	$13,363	$79,919	$47,694
Other	3,000	2,203	11,201	7,727
Total revenue	23,029	15,566	91,120	55,421
Costs and expenses
Labor	3,018	1,926	9,026	7,102
Gaming taxes	4,395	2,807	17,238	9,985
Royalty and licenses fees	2,501	1,754	10,128	5,875
Selling, general and administrative expense	6,939	4,325	25,909	14,687
Acquisition Transaction related expenses	4,137	-	4,137	-
Depreciation and amortization	52	34	190	135
Total costs and expenses	21,042	10,846	66,628	37,784
Operating income	1,987	4,720	24,492	17,637
Other expense
Interest expense, net	19,415	1	38,492	6
Other expense	25,384	-	25,384	-
Total other expense	44,799	1	63,876	6
Income (loss) before income taxes	(42,812)	4,719	(39,384)	17,631
Provision for income taxes	(8,565)	1,525	(7,651)	5,960
Net income (loss)	(34,247)	3,194	(31,733)	11,671
Net loss attributable to non-controlling interests	17,350	-	17,350	-
Net income (loss) attributable to GNOG	$(16,897)	$3,194	$(14,383)	$11,671

Non-GAAP Financial Measures

EBITDA and adjusted EBITDA are supplemental non-GAAP financial measures that are used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We define "EBITDA" as earnings (or loss) before interest, taxes, depreciation, and amortization, and we define "Adjusted EBITDA" as EBITDA before stock-based compensation, acquisition transaction related expenses, debt extinguishment expenses and other non-recurring items. Neither EBITDA nor Adjusted EBITDA is a measure of net income as determined by U.S. generally accepted accounting principles ("GAAP").

Management believes EBITDA and Adjusted EBITDA are useful because they allow management to more effectively evaluate our operating performance and compare the results of our operations from period to period and against our peers without regard to our financing methods or capital structure or non-recurring, non-cash transactions. We exclude the items listed above in calculating EBITDA and Adjusted EBITDA because these amounts can vary substantially from company to company depending upon capital structures and the method by which assets were acquired. None of EBITDA or Adjusted EBITDA should be considered an alternative to, or more meaningful than, net income (loss), the most closely comparable financial measure calculated in accordance with GAAP. Certain items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing a company's financial performance, such as a company's return on assets, cost of capital and tax structure. Our presentation EBITDA and Adjusted EBITDA should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

Reconciliation of Net income (loss) to EBITDA and Adjusted EBITDA:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net income (loss)	$(34,247)	$3,194	$(31,733)	$11,671
Add back:
Provision for income taxes	(8,565)	1,525	(7,651)	5,960
Interest expense, net	19,415	1	38,492	6
Depreciation and amortization	52	34	190	135
EBITDA	$(23,345)	$4,754	$(702)	$17,772
Add back:
Debt extinguishment expenses	25,384	-	25,384	-
Acquisition Transaction related expenses	4,137	-	4,137	-
Stock-based compensation	35	-	35	-
Adjusted EBITDA	$6,211	$4,754	$28,854	$17,772

Investor Relations Contacts

Sloan Bohlen, Solebury Trout

investors@gnoginc.com

Media Contacts

Katelyn Roche Gosslee, Dancie Perugini Ware Public Relations

Katelyn@dpwpr.com

Mary Ann Cuellar, Dancie Perugini Ware Public Relations

MaryAnn@dpwpr.com

713-224-9115